Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-144181 on Form S-8 of Peoples Financial Corporation of our report dated June 27, 2011, relating to the financial statements and supplemental schedule of Peoples Financial Corporation Employee Stock Ownership Plan, which appears in this Annual Report on Form 11-K of Peoples Financial Corporation Employee Stock Ownership Plan for the year ended December 31, 2010.
Atlanta, Georgia
June 27, 2011